Exhibit 4.4


                       RIDGESTONE FINANCIAL SERVICES, INC.
                      ARTICLES OF INCORPORATION, AS AMENDED
                                 April 28, 1998


   Article 1.

             Name of Corporation:  Ridgestone Financial Services, Inc.

   Article 2.          CAPITAL STOCK

             A.   COMMON STOCK.

              The Corporation shall have the authority to issue ten million (10,000,000) shares of common stock, no par value (the "Common Stock"). The holders of the Common Stock shall be entitled to such dividends (payable in cash, stock or otherwise) upon the Common Stock as may be declared from time to time by the Board of Directors and paid out of funds legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation and subject to the prior rights of other holders of shares of capital stock of the Corporation, the holders of the Common Stock shall be entitled to share ratably in all assets available for distribution to the shareholders. Subject to applicable law, the holders of Common Stock shall be entitled to one vote for each of the shares held by them of record at the time for determining holders thereof entitled to vote.

             B.   PREFERRED STOCK.

             The Corporation shall have the authority to issue two million (2,000,000) shares of preferred stock, no par value (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is also expressly authorized, to the full extent permitted under the Wisconsin Business Corporation Law, to fix: the consideration for which the shares of such series are to be issued; the number of shares constituting such series; the rate of dividends (which may be fixed or variable) upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; the redemption price or prices and other terms of redemption, if any, for shares of such series; and any and all other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series.

   Article 3.

             The street address of the initial registered
             office is:     Firstar Plaza, Suite 410
                            One South Pinckney Street
                            Madison, Wisconsin 53703

   Article 4.

             The name of the initial registered agent at the above registered office is: John E. Knight

   Article 5.          BOARD OF DIRECTORS

             A.   POWERS, NUMBER, CLASSIFICATION AND NOMINATION.

             The general powers, number, classification, and requirements for nomination of directors shall be as set forth in Sections 1, 2 and 3 of
   Article III of the By-Laws of the Corporation (and as such sections shall exist from time to time). Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser affirmative vote may be specified by law), the affirmative vote of shareholders possessing at least seventy-five percent (75%) of the voting power of the then outstanding shares of all classes of stock of the Corporation generally possessing voting rights in elections of directors, considered for this purpose as one class, shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, such Sections 1, 2 and 3 of Article III of the By-Laws, or any provision thereof; provided, however, that the Board of Directors, by a resolution adopted by the Requisite Vote (as defined herein), may amend, alter, change or repeal, or adopt any provision inconsistent with, Sections 1, 2 and 3 of Article III of the By-Laws, or any provision thereof, without the vote of the shareholders. As used herein, the term "Requisite Vote" shall mean the affirmative vote of at least two-thirds of the directors then in office plus one director.

             B.   REMOVAL OF DIRECTORS.

             Any director may be removed from office, but only for "cause" (as defined herein) by the affirmative vote of shareholders possessing at least a majority of the voting power of the then outstanding shares of all classes of stock of the Corporation generally possessing voting rights in elections of directors, considered for this purpose as one class; provided, however, that if the Board of Directors by a resolution adopted by the Requisite Vote shall have recommended removal of a director, then the shareholders may remove such director from office by the foregoing vote without cause. As used herein, "cause" shall be deemed to exist only if the director whose removal is proposed has committed acts of fraud constituting a felony and resulting in personal enrichment for the director at the Corporation's expense for which the director was duly and properly indicted and such indictment is not dismissed within ninety (90) days of issuance.

             C.   VACANCIES.

             Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, or by a sole remaining director. Any director so elected shall serve until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

             D.   OTHER CAPITAL STOCK

             Notwithstanding the foregoing and any provisions in the By-Laws of the Corporation, whenever the holders of any one or more series of captial stock (other than the Common Stock) issued by the corporation pursuant to Article 2 hereof shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of such capital stock applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by the terms of the applicable series.

             E.   AMENDMENTS.

             Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser affirmative vote may be specified by law), the affirmative vote of shareholders possessing at least seventy-five percent (75%) of the voting power of the then outstanding shares of all classes of stock of the Corporation generally possessing voting rights in elections of directors, considered for this purpose as one class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, the provisions of this Article 5.

   Article 6.  Name and complete address of each incorporator:

               John E. Knight
               Boardman, Suhr, Curry & Field
               Firstar Plaza, Suite 410
               One South Pinckney St.
               P.O. Box 927
               Madison, WI 53201-0927